Page 5 of 6 Pages

			                    EXHIBIT INDEX


Page No.        Identification and Classification of the Subsidiary
6               Which Acquired the Security Being Reported on by the
              		Parent Holding Company

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                                         Page 6 of 6 Pages

                			       EXHIBIT


	      Identification of the Relevant Subsidiary


The Aetna Casualty and Surety Company, an insurance company and wholly-owned subsidiary of Aetna Life and Casualty Company.

	      847,500 shares of Common Stock;  $.01 Par Value